Exhibit 99.1

            Certification of Principal Executive Officer Pursuant to
        Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Bruce Parsons, President and Chief Executive Officer of Ebiz Enterprises, Inc., certify that: (i) the Form 10-QSB, for the quarterly period ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSB, for the quarterly period ended September 30, 2002, fairly presents, in all material respects, the financial conditions and results of operations of Ebiz Enterprises, Inc.


                                        By: /s/ Bruce Parsons
                                            ------------------------------------
                                            Bruce Parsons
                                            President & Chief Executive Officer